As filed with the Securities and Exchange Commission on June 30, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIGNET JEWELERS LIMITED (Exact name of Registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street
Hamilton HM11, Bermuda
(441) 2965872
(Address of principal executive offices)

Signet Jewelers Limited 2018 Omnibus Incentive Plan
(Full Title of the Plan)
Virginia C. Drosos
375 Ghent Road
Akron, Ohio 44333
(Name and Address of Agent For Service)

(330) 668-5000
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ Emerging growth company ☐	Smaller reporting company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)(2)	Proposed maximum offering price per share (3)	Proposed Maximum Aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value
2018 Omnibus Incentive Plan	2,500,000	$10.04	$25,087,500	$3,256.36

(1)
Represents additional shares of Common Stock issuable pursuant to the 2018 Omnibus Incentive Plan (the “Plan”) as a result of shareholder approval of an amendment to the Plan at the Signet Jewelers Limited Annual General Meeting of Shareholders, held on June 12, 2020.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers additional shares of common stock and interests in the plans to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
In accordance with Rule 457(h), the maximum offering price per share has been calculated pursuant to Rule 457(c) based upon the average of the high and low sale price of the ordinary shares of the Registrant on the New York Stock Exchange as of a date (June 26, 2020) within five business days prior to filing of this Registration Statement.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of Signet Jewelers Limited (the “Company” or the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register 2,500,000 additional shares of the Company’s common stock, $0.18 par value per share (the “Common Stock”), under the Amended and Restated 2018 Omnibus Incentive Plan.  This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2018 (Registration No. 333-225653), to the extent not superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K filed with the Commission on March 26, 2020 (File No. 001-32349);

(2)	The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on June 30, 2020 (File No. 001-32349); and

(3)
The Registrant’s Current Report on Form 8-K filed with the Commission on March 23, 2020, March 30, 2020, June 11, 2020, June 17, 2020 and June 30, 2020 (other than Items 7.01 and 9.01 contained therein, which have been furnished, but not filed, with the Commission).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing or submission (as applicable) of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document which is incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference in this Registration Statement or in any document that the Registrant files after the date of this Registration Statement that also is incorporated by reference in this Registration Statement modifies or supersedes the prior statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

ITEM 8. EXHIBITS

Number	Description of Exhibits

3.1
Memorandum of Association of Signet Limited and Certificate of Incorporation on Change of Name to Signet Jewelers Limited (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed September 11, 2008 (“Form 8-A”) (File No. 333-153435)).

3.2	Amended and Restated Bye-laws of Signet Jewelers Limited (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed September 10, 2014).

4.1	Form of common share certificate of Signet Jewelers Limited (incorporated by reference to Exhibit 4.1 to Form 8-A filed September 11, 2008).

*5.1	Opinion of Conyers Dill & Pearman Limited

*23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

*23.2	Consent of KPMG LLP.

*24.1	Power of Attorney (included on the signature page).

*99.1	Amended and Restated 2018 Omnibus Incentive Plan.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Signet Jewelers Limited in the United States, on this 30th day of June 2020.

Signet Jewelers Limited

By:	/s/ Virginia C. Drosos
Name:	Virginia C. Drosos
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Virginia C. Drosos, Joan M. Hilson and J. Lynn Dennison, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Virginia C. Drosos	Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2020
Virginia C. Drosos

/s/ Joan M. Hilson	Chief Financial Officer (Principal Financial Officer)	June 30, 2020
Joan M. Hilson

/s/ Vincent N. Ciccolini	Chief Accounting Officer (Principal Accounting Officer)	June 30, 2020
Vincent N. Ciccolini

/s/ H. Todd Stitzer	Chairman of the Board	June 30, 2020
H. Todd Stitzer

/s/ R. Mark Graf	Director	June 30, 2020
R. Mark Graf

/s/ Zackery Hicks	Director	June 30, 2020
Zackery Hicks

/s/ Sharon L. McCollam	Director	June 30, 2020
Sharon L. McCollam

/s/ Helen McCluskey	Director	June 30, 2020
Helen McCluskey

/s/ Nancy A. Reardon	Director	June 30, 2020
Nancy A. Reardon

/s/ Jonathan Seiffer	Director	June 30, 2020
Jonathan Seiffer

/s/ Brian Tilzer	Director	June 30, 2020
Brian Tilzer

/s/ Eugenia Ulasewicz	Director	June 30, 2020
Eugenia Ulasewicz